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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange act of 1934


      Date of Report (Date of earliest event reported) December 13, 1999
                                                        -----------------




                                AUTONATION, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



                 1-13107                                        73-1105145
                 -------                                        ----------
               (Commission                                     (IRS Employer
               File Number)                                  Identification No.)


            110 SE 6th Street                                      33301
            Ft. Lauderdale, FL                                     -----
          ------------------------                               (Zip Code)
  (Address of principal executive offices)



       Registrant's telephone number, including area code (954) 769-6000
                                                          --------------


                                      N.A.
          ------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

          On December 13, 1999, AutoNation, Inc. (the "Company") issued a press release announcing the Company's decision to exit the used vehicle megastore category by immediately closing 23 of its used vehicle megastores and integrating six others with new vehicle franchises. The Company also announced that the costs associated with the store closures along with previously announced workforce reductions and other corporate restructuring would result in a $430 to $490 million pre-tax charge to earnings to be recorded in the fourth quarter. The Company also commented on its expected fourth quarter results of operations. The Company also announced that the Board of Directors authorized the repurchase of an additional $500 million of the Company's common stock pursuant to the Company's share repurchase program. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)   Not applicable

   (b)   Not applicable

   (c)   Exhibits.


         EXHIBIT NO.                DESCRIPTION
         -----------                -----------
         99.1                       Press Release of the Company dated
                                    December 13, 1999
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      AUTONATION, INC.



Date: December 13, 1999                               /s/ MICHAEL J. JACKSON
                                                      --------------------------
                                                      Michael J. Jackson,
                                                      Chief Executive Officer
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                               INDEX OF EXHIBITS


EXHIBIT NUMBER             EXHIBIT DESCRIPTION
--------------             -------------------

99.1                       Press Release of the Company dated December 13, 1999















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